EXHIBIT 5.1
Simpson Thacher & Bartlett LLP
2475 HANOVER STREET PALO ALTO, CA 94304
TELEPHONE: +1-650-251-5000 FACSIMILE: +1-650-251-5002
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May 16, 2023
MultiPlan Corporation
115 Fifth Avenue
New York, New York 10003

Ladies and Gentlemen:
We have acted as counsel to MultiPlan Corporation, a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the sale by one or more selling stockholders of up to an aggregate of 21,588,652 shares (the “Shares”) of the Class A common stock, par value $0.0001 per share, of the Company. The Shares may be sold or delivered from time to time for an indeterminate aggregate initial offering price as set forth in the Registration Statement, any amendment thereto, the prospectus contained therein (the “Prospectus”) and supplements to the Prospectus and pursuant to Rule 415 under the Securities Act.
We have examined the Registration Statement and the Second Amended and Restated Certificate of Incorporation of the Company incorporated by reference as Exhibit 4.1 of the Registration Statement. In addition, we have examined, and have relied as to matters of fact upon, originals, or duplicates or certified or conformed copies, of such records, agreements, documents and other instruments and such certificates or comparable documents of public officials and of officers and representatives of the Company and have made such other

MultiPlan Corporation    -2-    May 16, 2023
investigations as we have deemed relevant and necessary in connection with the opinions hereinafter set forth.
In rendering the opinion set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies and the authenticity of the originals of such latter documents.
Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that the Shares have been validly issued and are fully paid and nonassessable.
We do not express any opinion herein concerning any law other than the Delaware General Corporation Law.
We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Prospectus included in the Registration Statement.
Very truly yours,
/s/ Simpson Thacher & Bartlett LLP
SIMPSON THACHER & BARTLETT LLP